UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 25, 2016
Date of report (Date of earliest event reported)

SEI Investments Company
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1 Freedom Valley Drive
Oaks, Pennsylvania 19456
(Address of principal executive offices) (Zip Code)
(610) 676-1000
(Registrants’ telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held today, the following matters were submitted to the shareholders of the Company:

(1)	The following nominees were elected as directors of the Company for terms expiring in the year 2019 and received the votes set forth opposite their names below:

Name of Nominee	For	Against	Abstain
Alfred P. West, Jr.	138,728,268	2,575,631	80,495
William M. Doran	133,408,380	7,945,769	30,245
There were a total of 10,661,601 broker non-votes for the election of directors.
Since the Board of Directors is divided into three classes with one class elected each year to hold office for a three-year term, the term of office for the following directors continued after the Annual Meeting: Sarah W. Blumenstein, Kathryn M. McCarthy, Carl A. Guarino and Carmen V. Romeo.

(2)	A resolution to approve, on an advisory basis, the compensation of named executive officers, was approved by 98.7 percent of the votes cast based on the votes set forth below:

For	Against	Abstain
139,446,370	1,816,844	121,180
There were a total of 10,661,601 broker non-votes on this matter.

(3)	The appointment of KPMG LLP as the independent registered public accountants to examine the Company's consolidated financial statements for 2016 was ratified by the following vote:

For	Against	Abstain
151,883,064	110,115	52,816

Item 8.01.	Other Events.
On May 25, 2016, the Company issued a press release declaring a regular semi-annual dividend of $0.26 (twenty-six cents) per share. The cash dividend will be payable to shareholders of record on June 14, 2016, with a payment date of June 22, 2016.
A copy of the press release is furnished as Exhibit 99.1 and incorporated in this Item 8.01 by reference.
As provided in General Instruction B.2 to Form 8-K, the information furnished in Item 5.07, Item 8.01 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of SEI Investments Company dated May 25, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI Investments Company

Date:	May 25, 2016	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of SEI Investments Company dated May 25, 2016.

4